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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Biogen Idec, Inc. of our report dated June 28, 2004 relating to the financial statements and financial statement schedules, which appear in this Form 11-K.



/s/ PRICEWATERHOUSECOOPERS


Boston, Massachusetts
June 28, 2004